UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  June 8, 2000


                                  PHOTOLOFT.COM
                                  -------------
             (Exact name of registrant as specified in its charter)

                                    000-26693
                                    ---------
                            (Commission File Number)

           Nevada                                             87-0431036
           ------                                             ----------
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification No.)


              300 Orchard City Drive, Suite 142, Campbell, CA 95008
              -----------------------------------------------------
           (Address of Principal Executive Offices Including Zip Code)


       Registrant's telephone number, including area code: (408) 364-8777
                                                           --------------


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ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

     On June 8, 2000, pursuant to a Stock Purchase Agreement dated as of April 18, 2000 (the "Agreement"), we issued and sold 900 shares of our Series B Convertible Preferred Stock (the "Series B Preferred Stock") to Intellect Capital Group, LLC, a Delaware limited liability company ("ICG"). ICG is a Los Angeles-based firm that provides investment and intellectual capital to developmental and emerging growth stage technology companies and takes an active role to assist them to realize their full potential.

     The consideration for the Series B Preferred Stock consisted of $9,000 in cash. In conjunction with the Agreement, ICG will become an active shareholder, and will assist us in the creation and and execution of our strategic plan, building a management team and Board of Directors, identifying and consummating strategic relationships, and advising on merger and acquisition activities, our capital formation process and corporate finance and corporate communications. The Series B Preferred Stock is convertible, on or before July 7, 2000, into 50% of our then-outstanding common stock following the conversion (on a fully-diluted basis). As of June 8, 2000, we had 28,716,392 shares of common stock outstanding on a fully-diluted basis, and therefore, if ICG had converted all of the Series B Preferred Stock on that date, it would own and control 50% of our fully-diluted common stock and 61.4% of our outstanding common stock calculated pursuant to Rule 13d-3(d)(1)(B) of the Securities Exchange Act of 1934.
Pursuant to the Agreement, we elected Terren S. Peizer, the ICG Chairman and Chief Executive Officer, as our Chairman and a member of our Board of Directors.

     In connection with the Agreement, we entered into a Registration Rights Agreement, dated June 8, 2000, which requires us to register, at our expense, the common stock into which the Series B Preferred Stock is convertible upon the demand of ICG; provided, however, that no such demand can be made prior to December 8, 2000. The Registration Rights Agreement also provides unlimited piggyback registration rights. Certain of our shareholders also entered into an Agreement anibg Shareholders and Company with ICG and us Pursuant to which those shareholders agreed to vote to elect to the Board a candidate to be designated by future investors and a Lock-Up Agreement restricting their transfer of our common stock.

Prior to entering into the Agreement, ICG loaned us $275,000 pursuant to a Loan and Security Agreement dated May 18, 2000. The loan is evidenced by a Promissory Note, and secured by all of our assets. On May 22, 2000, we also entered into a side letter with ICG in which we agreed to (i) file a consent solicitation statement with the Securities Exchange Commission to solicit consents for the purpose of increasing our authorized common stock to 200,000,000 shares and (ii) enter into Shareholder Agreements with certain of our major shareholders in which those shareholders agreed to consent to the increase in our authorized common stock. The side letter provides for financial penalties in the event that we fail to file the consent solicitation statement and obtain approval of the increase by specified dates. Previously on March 24, 2000, we had sold and issued to an entity related to ICG a warrant to purchase 400,000 shares of our common stock at an exercise price of $0.10 per share.


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ITEM  7.        FINANCIAL  STATEMENTS  AND  EXHIBITS.

       (a)      Financial  Statements  of  Business  Acquired:     N/A

       (b)      Pro  Forma  Financial  Information:                N/A

       (c)      Exhibits:

    The  following  exhibits  are  filed  with  this Form 8-K:

Exhibit Number  Description of Exhibit

    3.5 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock

    4.3         Form of  Voting  Agreement Among Shareholders and Company, dated
                as of June 8, 2000, by  and   between the Registrant and certain
                shareholders

   10.31 Stock Purchase Agreement, dated as of April 18, 2000, by and between the Registrant and Intellect Capital Group, LLC (without exhibits)

   10.32        Registration  Rights  Agreement,  dated  June  8,  2000,  by and
                between  the  Registrant   and   Intellect  Capital  Group,  LLC

   10.33        Loan   and   Security  Agreement,  dated  May  18,  2000, by and
                between   the   Registrant  and  Intellect  Capital  Group,  LLC

   10.34 Promissory Note, dated May 18, 2000, by the Registrant in favor of Intellect Capital Group, LLC

   10.35 Side letter, dated May 22, 2000, by and between the Registrant and Intellect Capital Group, LLC

   10.36 Form of Lock-Up Agreement, dated May 22, 2000, by and among the Registrant and certain shareholders


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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


               PHOTOLOFT.COM

Date:  June  23,  2000                    By:  /s/  JACK  MARSHALL
                                               -------------------
                                                    Jack  Marshall,
                                                    Chief  Executive  Officer


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